Exhibit 99.9

ITC^DELTACOM, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON             , 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned HOLDER OF COMMON STOCK OF ITC^DELTACOM, INC. (the “Company”) hereby appoints Douglas A. Shumate and J. Thomas Mullis, or either of them, with full power of substitution, as proxies to cast all votes, as designated on the reverse side of this proxy card, which the undersigned is entitled to cast as a holder of Common Stock at a special meeting of stockholders of the Company (the “Special Meeting”) to be held on             , 2004 at XX:00 _.m., local time, at the Company’s corporate headquarters located at 1791 O.G. Skinner Drive, West Point, Georgia, and at any adjournment or postponement thereof, upon the following matters and any other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your ITC^DeltaCom, Inc. account online.

Access your ITC^DeltaCom, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for ITC^DeltaCom, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.					THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.
1.	To consider and vote upon a proposal to approve the issuance of the Company’s common stock pursuant to an Agreement and Plan of Merger, dated as of September 8, 2004, among the Company, Florida Digital Network, Inc., Boatramp Co. and the named stockholders of Florida Digital Network, Inc., as described in the accompanying Proxy Statement;	FOR ☐	AGAINST ☐	ABSTAIN ☐	3.	To consider and vote upon a proposal to approve an amendment to the Amended and Restated ITC^DeltaCom, Inc. Stock Incentive Plan to increase the number of shares of the Company’s common stock authorized for issuance under the plan from 7,300,000 shares to 11,300,000 shares, as described in the accompanying Proxy Statement;	FOR ☐	AGAINST ☐	ABSTAIN ☐

	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.					THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

2.	To consider and vote upon a proposal to approve an amendment to the Company’s certificate of incorporation to increase the maximum number of directors constituting the Company’s entire board of directors to 17 directors, as described in the accompanying Proxy Statement;	FOR ☐	AGAINST ☐	ABSTAIN ☐	4.	To consider and vote upon a proposal to approve the issuance of the Company’s common stock pursuant to an Agreement and Plan of Merger, dated as of September 8, 2004, among the Company, NT Corporation, Starlight Florida Co. and the named stockholders of NT Corporation, as described in the accompanying Proxy Statement;	FOR ☐	AGAINST ☐	ABSTAIN ☐

						THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 5.
					5.	To consider and vote upon a proposal to approve the NT Corporation 2004 Management Employee Retention Plan, which will be assumed by ITC^DeltaCom in its proposed merger with NT Corporation, as described in the accompanying Proxy Statement; and	FOR ☐	AGAINST ☐	ABSTAIN ☐
						6.	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Signature	Signature	Date

The signature on this Proxy should correspond exactly with stockholder’s name as printed above. In the case of joint tenants, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor Administrator, Trustee or Guardian should give their full title.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/itcd Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

YOUR VOTE IS IMPORTANT